     _____________________________________________________________________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549
                              ____________________
                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ___________

                        ______________________________

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                13-4941247
(Jurisdiction of Incorporation or                       (I.R.S. Employer
organization if not a U.S. national bank)               Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                      10006
(Address of principal                                   (Zip Code)
executive offices)

                            BANKERS TRUST COMPANY
                            LEGAL DEPARTMENT
                            130 LIBERTY STREET, 31ST FLOOR
                            NEW YORK, NEW YORK  10006
                            (212) 250-2201
           (Name, address and telephone number of agent for service)
                       _________________________________

                               OHIO POWER COMPANY
              (Exact name of obligor as specified in its charter)


        OHIO                                         31-4271000
        (State or other                              (I.R.S. employer
        jurisdiction of                              Identification no.)
        Incorporation or organization)


        301 CLEVELAND AVENUE, S.W.
        CANTON, OHIO                                 44702
        (Address of principal executive offices)     (Zip Code)



                               OHIO POWER COMPANY
                                DEBT SECURITIES
                      (Title of the indenture securities)

ITEM   1.    GENERAL INFORMATION.
                  Furnish the following information as to the trustee.

           (a) Name and address of each examining or supervising authority to which it is subject.

          NAME                                         ADDRESS
          ----                                         -------

          Federal Reserve Bank (2nd District)          New York, NY
          Federal Deposit Insurance Corporation        Washington, D.C.
          New York State Banking Department            Albany, NY

                 (b) Whether it is authorized to exercise corporate trust
                     powers.
                     Yes.

ITEM   2. AFFILIATIONS WITH OBLIGOR.

               If the obligor is an affiliate of the Trustee, describe each such affiliation.

              None.

ITEM 3. -15.  NOT APPLICABLE

ITEM  16.     LIST OF EXHIBITS.

           EXHIBIT 1 -  Restated Organization Certificate of Bankers Trust
                        Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 -Incorporated herein by reference to
                        Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, incorporate by referenced to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-25843 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 19, 1997, copy attached.

           EXHIBIT 2 -  Certificate of Authority to commence business -
                        Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


           EXHIBIT 3 -  Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

           EXHIBIT 4 -  Existing By-Laws of Bankers Trust Company, as amended on
                        February 18, 1997, Incorporated herein by reference to
                        Exhibit 4 filed with Form T-1 Statement, Registration No. 333-24509-01.

           EXHIBIT 5 -  Not applicable.

           EXHIBIT 6 -  Consent of Bankers Trust Company required by Section
                        321(b) of the Act. - Incorporated herein by reference to
                        Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

           EXHIBIT 7 -  The latest report of condition of Bankers Trust Company dated as of June 30, 1997.  Copy attached.

           EXHIBIT 8 -  Not Applicable.

           EXHIBIT 9 -  Not Applicable.

                                   SIGNATURE



          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 10th day of September, 1997.


                              BANKERS TRUST COMPANY



                              By:  _______________________________
                                      Scott Thiel
                                      Assistant Vice President

                                   SIGNATURE



          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 10th day of September, 1997.


                                         BANKERS TRUST COMPANY



                                         By:  Scott Thiel
                                              Scott Thiel
                                             Assistant Vice President


Legal Title of Bank:  Bankers Trust Company     Call Date:  6/30/97                 ST-BK:   36-4840           FFIEC 031
Address:              130 Liberty Street        Vendor ID:   D                      CERT:  00623               Page RC-1
City, State Zip:      New York, NY 10006                                                                       11
FDIC Certificate No.: 0   0   6   2   3



CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET



                                                                                                                C400
ASSETS                                                           Dollar Amounts in Thousands    RCFD    Bil  Mil  Thou
1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a.  Noninterest-bearing balances and currency and coin (1)..........................        0081                  1,724,000 1.a.
    b.  Interest-bearing balances(2)....................................................        0071                  2,648,000 1.b.
2.  Securities:
    a.  Held-to-maturity securities (from Schedule RC-B, column A)......................        1754                          0 2.a.
    b.  Available-for-sale securities (from Schedule RC-B, column D)....................        1773                  3,990,000 2.b.
3.  Federal funds sold and securities purchased under agreements to resell in                   1350                 26,430,000 3.
    domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    a.  Federal funds sold..............................................................
    b.  Securities purchased under agreements to resell.................................
4.  Loans and lease financing receivables:
    a.  Loans and leases, net of unearned income (from Schedule RC-C)  RCFD 2122  17,815,000                                    4.a.
    b.  LESS:  Allowance for loan and lease losses..................   RCFD 3123     723,000                                    4.b.
    c.  LESS:  Allocated transfer risk reserve......................   RCFD 3128           0                                    4.c.
    d.  Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus 4.b and 4.c).............................       2125                  17,092,000 4.d
5.  Assets held in trading accounts.....................................................       3545                  40,350,000 5.
6.  Premises and fixed assets (including capitalized leases)............................       2145                     937,000 6.
7.  Other real estate owned (from Schedule RC-M)........................................       2150                     195,000 7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)......................................................       2130                      96,000 8.
9.  Customers' liability to this bank on acceptances outstanding........................       2155                     691,000 9.
10. Intangible assets (from Schedule RC-M)..............................................       2143                      85,000 10.
11. Other assets (from Schedule RC-F)...................................................       2160                   4,633,000 11.
12. Total assets (sum of items 1 through 11)............................................       2170                  98,871,000 12.

-------------------------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:    Bankers Trust Company
Address:                130 Liberty Street                         Call Date:  6/30/97    ST-BK:  36-4840        FFIEC 031
City, State Zip:        New York, NY 10006                         Vendor ID: D           CERT:   00623          Page RC-2
FDIC Certificate No.:   0  0  6  2  3                                                                            12


SCHEDULE REC--CONTINUED
                                                  Dollar Amounts in Thousands                        Bill Mil Thou__
LIABILITIES
13. Deposits:
    a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)          RCON 2200   18,026,000  13.a.
          (1)  Nointerest-bearing(1).........................RCON 6631          3,184,000........                          13.a.(1)
          (2) Interest-bearing...............................RCON 6636         14,842,000........                          13.a.(2)
    b.  In foreign offices, Edge and Agreement subsidiaries, and in IBFs (from Schedule RC-E
          part II)                                                                                 RCFN 2200    22,173,000 13.b.
          (1)  Noninterest-bearing...........................RCFN 6631          1,454,000
          (2) Interest-bearing...............................RCFN 6636         20,719,000                                  13.b.(1)
14. Federal funds purchased and securities sold under agreements to repurchase in                       2800    14,623,000 14.
    domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    a.  Federal funds purchased...........................................................         RCFD 0278
    b.  Securities sold under agreements to repurchase....................................         RCFD 0279                14.b.
15. a.  Demand notes issued to the U.S. Treasury..........................................         RCON 2840             0  15.a.
    b.  Trading liabilities...............................................................         RCFD 3548    19,819,000  15.b.
16. Other borrowed money:
    a.  With original maturity of one year or less........................................         RCFD 2332     6,877,000  16.a.
    b.  With original maturity of more than one year......................................         A547            217,000  16.b.
    c.  With a remaining maturity of more than three years................................         A548          4,848,000  16.c.
17. Mortgage indebtedness and obligations under capitalized leases........................

18. Bank's liability on acceptances executed and outstanding..............................         RCFD 2920       691,000  18.
19. Subordinated notes and debentures.....................................................         RCFD 3200     1,251,000  19.
20. Other liabilities (from Schedule RC-G)................................................         RCFD 2930     4,872,000  20.
21. Total liabilities (sum of items 13 through 20)........................................         RCFD 2948    93,397,000  21.

22. Limited-life preferred stock and related surplus......................................         RCFD 3282             0  22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.........................................         RCFD 3838     1,000,000  23.
24. Common stock..........................................................................         RCFD 3230     1,001,000  24.
25. Surplus (exclude all surplus related to preferred stock)..............................         RCFD 3839       540,000  25.
26. a.  Undivided profits and capital reserves............................................         RCFD 3632     3,314,000  26.a.
    b.  Net unrealized holding gains (losses) on available-for-sale securities............         RCFD 8434  (      3,000) 26.b.
27. Cumulative foreign currency translation adjustments...................................         RCFD 3284  (    378,000) 27.
28. Total equity capital (sum of items 23 through 27).....................................         RCFD 3210     5,474,000  28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of items 21,22,
    and 28)...............................................................................         RCFD 3300    98,871,000  29.


Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
    bank by independent external auditors as of any date during                                                 Number
    1996...................................................................................    RCFD  6724     N/A       M


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4  =  Directors' examination of the bank performed by other external auditors
      (may be required by state chartering authority)
5  =  Review of the bank's financial statements by external auditors
6  =  Compilation of the bank's financial statements by external auditors
7  =  Other audit procedures (excluding tax preparation work)
8  =  No external audit work

-----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.

                              State of New York,

                              Banking Department



          I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated June 19, 1997, providing for an increase in authorized capital stock from $1,601,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York,
                    this   27TH    day of __ June     in the Year of our Lord
                         ---------          ---------
                    one thousand nine hundred and NINETY-SEVEN.



                                                Manuel Kursky
                                                -------------
                                         Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         _____________________________

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1.   The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

"III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Six Hundred and One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,601,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

"III.   The amount of capital stock which the corporation is hereafter to have is Two Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,001,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 19th day of June, 1997.


                                           James T. Byrne, Jr.
                                           -------------------
                                           James T. Byrne, Jr.
                                           Managing Director


                                           Lea Lahtinen
                                           ------------
                                           Lea Lahtinen
                                           Assistant Secretary

State of New York   )
                    )  ss:
County of New York  )

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                     Lea Lahtinen
                                                     ------------  -
                                                     Lea Lahtinen

Sworn to before me this 19th day
of June, 1997.


       Sandra L. West
       --------------
       Notary Public

              SANDRA L. WEST
      Notary Public State of New York
              No. 31-4942101
       Qualified in New York County
   Commission Expires September 19, 1998